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                                                                   Exhibit 10.27


                                  June 28, 2002

Harris Interactive Inc.
135 Corporate Woods
Rochester, New York 14623
Attention: Gordon S. Black, Chief Executive Officer


Ladies and Gentlemen:

         Please reference my letter ("Letter") addressed to Harris Interactive Inc. and Total Research Corporation dated August 5, 2001, confirmed by Harris Interactive Inc. and Total Research Corporation, pursuant to which the Amended and Restated Employment Agreement between me and Total Research Corporation dated July 3, 2000 was terminated.

         This letter confirms our discussions regarding changes to certain provisions of the Letter and my agreement to the changes to the Letter set forth herein.

         The loan maturity date of June 30, 2002 referenced in Section 4 of the Letter is changed to January 15, 2003.

         The $250,000 payment to me due on December 31, 2002 referenced in
Section 7 of the Letter shall be due instead on January 15, 2003.

         The remaining terms of the Letter shall remain in unchanged and in full force and effect.

         Please sign a copy of this letter where indicated below to confirm your agreement with my understanding as set forth herein.



                                           Very truly yours,


                                           /s/ Albert Angrisani
                                           Albert Angrisani



Agreed as of June 28, 2002:

HARRIS INTERACTIVE INC.


By:      /s/ Gordon S. Black
Title:   Chairman and Chief Executive Officer